As filed with the Securities and Exchange Commission on February 26, 2003
                                               Registration No. 333-______
==========================================================================

                              UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                                FORM S-8
                         REGISTRATION STATEMENT
                    UNDER THE SECURITIES ACT OF 1933

                        WERNER ENTERPRISES, INC.
         (Exact name of Registrant as specified in its charter)

          NEBRASKA                                 47-0648386
    (State or other jurisdiction of              (I.R.S. Employer
    incorporation or organization)             Identification No.)

      14507 FRONTIER ROAD
     POST OFFICE BOX 45308
        OMAHA, NEBRASKA                             68145-0308
(Address of Principal Executive Offices)            (Zip Code)

                        WERNER ENTERPRISES, INC.
                AMENDED AND RESTATED STOCK OPTION PLAN
                        (Full title of the Plan)

                                                   Copy to:
     JOHN J. STEELE                           JOHN S. ZEILINGER
Vice President, Treasurer and          Baird, Holm, McEachen, Pedersen,
   Chief Financial Officer                  Hamann & Strasheim LLP
   Werner Enterprises, Inc.                   1800 Woodmen Tower
     14507 Frontier Road                  Omaha, Nebraska 68102-2068
    Post Office Box 45308
 Omaha, Nebraska 68145-0308
                 (Name and address of agent for service)

         (402) 895-6640                           (402) 344-0500
      (Telephone number, including area code, of agent for service)

                     CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------
 ----------------   --------------   ---------   ---------   ------------
                                     Proposed    Proposed
 Title of each                       maximum     maximum
 class of           Amount           offering    aggregate   Amount of
 securities to be   to be            price per   offering    registration
 registered         registered (1)   share (2)   price (2)   fee(2)
 ----------------   --------------   ---------   ---------   ------------
--------------------------------------------------------------------------
 Common Stock,        9,166,667       $17.91    $164,175,006    $13,282
   $.01 par value
--------------------------------------------------------------------------

(1) Represents shares of the Registrant's common stock authorized to be issuable under the Werner Enterprises, Inc. Amended and Restated Stock Option Plan. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also registers such additional indeterminate amount of shares as may be issuable as a result of a stock split, stock dividend or similar transaction with respect to the shares covered hereby.
(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. In accordance with Rule 457(h), the computation is based upon the average of the high and low sale prices for the Registrant's common stock reported by the Nasdaq National Market on February 25, 2003.
==========================================================================


      Pursuant to Rule 429 under the Securities Act of 1933, this Registration Statement also amends the information contained in the earlier registration statement relating to the Werner Enterprises, Inc. Stock Option Plan, Registration Statement No. 33-15894 filed on July 16, 1987, including Post-Effective Amendment No. 1 to Form S-8 filed on August 7, 1987 and Post-Effective Amendment No. 2 to Form S-8 filed on November 2, 1987.

                             EXPLANATORY NOTE

     As permitted by General Instruction E to Form S-8, this Registration Statement incorporates by reference the information contained in Registration Statement No. 33-15894 relating to the Werner Enterprises, Inc. Stock Option Plan (the "Plan"), filed on July 16, 1987, including Post-Effective Amendment No. 1 to Form S-8 filed on August 7, 1987 and Post-Effective Amendment No. 2 to Form S-8 filed on November 2, 1987 (the "Prior Registration Statement"). Under the Prior Registration Statement and pursuant to Rule 416(a) under the Securities Act of 1933, the Registrant registered 2,500,000 shares of its common stock for issuance under the Plan. This Registration Statement is being filed to reflect adjustments to the aggregate number of shares of Registrant's common stock authorized to be issuable under the Plan based on stock splits and certain amendments to the Plan that increased the number of shares authorized to be issued thereunder from 2,500,000 to 11,666,667.



ITEM 8. EXHIBITS

     The exhibits listed on the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.


                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, Nebraska on the 26th day of February, 2003.

                                        WERNER ENTERPRISES, INC.

                                        By: /s/ John J. Steele
                                        -----------------------------
                                        John J. Steele,
                                        Vice President, Treasurer and
                                        Chief Financial Officer

     Pursuant to the requirements of the Securities Act, this Registration
Statement has been signed by the following persons in the capacities and on the dates indicated.

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


        Signature                    Position                Date
        ---------                    --------                ----
  /s/ Clarence L. Werner      Chairman of the Board,     February 26, 2003
  ------------------------    Chief Executive Officer
  Clarence L. Werner          and Director

  /s/ Gary L. Werner          Vice Chairman and          February 26, 2003
  ------------------------    Director
  Gary L. Werner

  /s/ Curtis G. Werner        Vice Chairman -            February 26, 2003
  ------------------------    Corporate Development
  Curtis G. Werner            and Director

  /s/ Gregory L. Werner       President, Chief           February 26, 2003
  ------------------------    Operating Officer and
  Gregory L. Werner           Director

  /s/ John J. Steele          Vice President,            February 26, 2003
  ------------------------    Treasurer and Chief
  John J. Steele              Financial Officer

  /s/ James L. Johnson        Vice President,            February 26, 2003
  ------------------------    Controller and Corporate
  James L. Johnson            Secretary

  /s/ Irving B. Epstein       Director                   February 26, 2003
  ------------------------
  Irving B. Epstein

  /s/ Gerald H. Timmerman     Director                   February 26, 2003
  ------------------------
  Gerald H. Timmerman

  /s/ Jeffrey G. Doll         Director                   February 26, 2003
  ------------------------
  Jeffrey G. Doll

  /s/ Michael L. Steinbach    Director                   February 26, 2003
  ------------------------
  Michael L. Steinbach

  /s/ Kenneth M. Bird         Director                   February 26, 2003
  ------------------------
  Kenneth M. Bird


                              EXHIBIT INDEX


  Exhibit                                  Page Number or Incorporated by
  Number           Description                      Reference to
  -------          -----------             ------------------------------

  4.1(A)     Revised and Amended             Exhibit 3 to Registration
             Articles of Incorporation       Statement on Form S-1,
                                             Registration No. 33-5245
  4.1(B)     Articles of Amendment to        Exhibit 3(i) to the
             Articles of Incorporation       Company's report on Form
                                             10-Q for the quarter
                                             ended May 31, 1994
  4.1(C)     Articles of Amendment to        Exhibit 3(i) to the Company's
             Articles of Incorporation       report on Form 10-K for the
                                             year ended December 31, 1998
  4.2        Revised and Amended By-Laws     Exhibit 3(ii) to the Company's
                                             report on Form 10-K for the
                                             year ended December 31, 1994
  4.3        Werner Enterprises, Inc.        Filed herewith
             Amended and Restated Stock
             Option Plan
  5          Opinion of Baird, Holm,         Filed herewith
             McEachen, Pedersen, Hamann
             & Strasheim LLP regarding
             legality of common stock
  23.1       Consent of Baird, Holm,         Filed herewith (included in
             McEachen, Pedersen, Hamann      Exhibit 5)
             & Strasheim LLP
  23.2       Consent of KPMG LLP             Filed herewith

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